May 7, 2008

Young Innovations, Inc.

500 N. Michigan Avenue

Suite 2204

Chicago, Illinois 60611

Attention: Arthur L. Herbst, Jr.

RE:

Amended and Restated Credit Facilities Agreement, effective as of November 28, 2006, by and among Young Innovations, Inc. (Borrower), Bank of America, N.A. (Bank of America), as Administrative Agent (in such capacity, Administrative Agent) and Bank of America and the other lenders party thereto (Lenders), as amended (the Loan Agreement) - Consent and Amendment to Exhibit S to Loan Agreement

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement. All capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Notwithstanding any provisions contained in the Loan Agreement or Loan Documents which may be to the contrary, including~~,~~ without limitation, Section 14.2 of the Loan Agreement, Administrative Agent and Lenders hereby evidence their consent to the incurrence of Indebtedness by Young Acquisitions Company in connection with the January Portfolio Sale, such consent to be deemed effective on January 16, 2008, and their consent to the incurrence of Indebtedness by Panoramic Rental Corp (a wholly-owned subsidiary of Young Acquisitions Company) in connection with the May Portfolio Sale, such consent to be deemed effective on May 5, 2008. The January Portfolio Sale is the sale by Young Acquisitions Company of a portion of its Panoramic equipment loan portfolio to Direct Capital Corporation pursuant to the terms of the Portfolio Purchase Agreement dated and effective January 16, 2008, between them and the documents related thereto for a purchase price of $4,139,688, with holdback amounts aggregating $620,953. The May Portfolio Sale is the sale by Panoramic Rental Corp. of a portion of its Panoramic equipment loan portfolio to Direct Capital Corporation pursuant to the terms of the Portfolio Purchase Agreement dated and effective May 5, 2008, between them and the documents related thereto for a purchase price of $277,832, with holdback amounts aggregating $41,675. Administrative Agent and Lenders further consent to the incurrence of future Indebtedness by Young Acquisitions Company and/or Panoramic Rental Corp. in connection with future Panoramic equipment loan portfolio sales by either of them provided that the terms and accounting treatment of such future sales are substantially similar to the terms and accounting treatment of the January Portfolio Sale and the May Portfolio Sale.

Administrative Agent, Lenders and Borrower hereby agree that Exhibits S and 13.10 to the Loan Agreement are hereby deleted and replaced with Exhibits S and 13.10 attached to this letter agreement and made a part hereof.

Borrower hereby represents and warrants to Administrative Agent and Lenders that after giving effect to the consent contained herein, (i) except as set forth in the Disclosure Schedule attached to the Loan Agreement, or set forth in the supplemental disclosure schedule attached to this letter agreement as Exhibit A (provided that such Exhibit has been approved by Administrative Agent), the representations and warranties in the Loan Agreement with respect to all Persons that are Covered Persons on the date hereof are true and correct as of the date hereof, and (ii) there exists no Default or Event of Default under the Loan Agreement as of the date hereof and no Default or Event of Default has or will occur as a result of the Portfolio Sale immediately or with the giving of notice or passage of time or either.

By signing this letter agreement, each of Administrative Agent, Lenders and Borrower agree to the terms of this letter agreement.

The following notice is given pursuant to Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents or this letter agreement:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT (LOAN AGREEMENT). TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

By signing this letter agreement, Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter hereof, and that all prior agreements concerning the same subject matter are merged into this letter agreement and thereby extinguished.

This letter agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement. A counterpart of this letter agreement or a signature page of this letter agreement transmitted by facsimile machine or telecopier and showing a signature shall have the same binding effect as an original bearing an original signature. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this letter agreement.

Sincerely,

BANK OF AMERICA, N.A., as Administrative Agent by its Vice President /s/ Michael Brashler Name: Michael Brashler	BANK OF AMERICA, N.A., as a Lender by its Vice President /s/ Jonathan M. Phillips Name: Jonathan M. Phillips
THE NORTHERN TRUST COMPANY, as a Lender by its Commercial Banking Officer /s/ David E. Graham Name: David E. Graham	JPMORGAN CHASE BANK, N.A., as a Lender by its Vice President /s/ Dana C. Rasmussan Name: Dana C. Rasmussan

Agreed to and accepted as of May 7, 2008:

YOUNG INNOVATIONS, INC.

by its President and Chief Financial Officer

/s/ Arthur L. Herbst, Jr.

Name: Arthur L. Herbst, Jr.

EXHIBIT A

SUPPLEMENT TO DISCLOSURE SCHEDULE

The following are additional disclosures supplementing Exhibit 11 to the Loan Agreement and made with respect to the indicated Sections of the Loan Agreement:

Section 11.26.1

Additional Principal Place of Business of each Covered Person:

2720 Corporate Parkway, LLC (inactive)

2260 Wendt Street

Algonquin, IL 60102

Sav-a-Life, LLC (inactive)

2260 Wendt Street

Algonquin, IL 60102

Section 11.27

Subsidiaries and Affiliates:

2720 Corporate Parkway, LLC (inactive)

2260 Wendt Street

Algonquin, IL 60102

Sav-a-Life, LLC (inactive)

2260 Wendt Street

Algonquin, IL 60102

EXHIBIT 13.10

BORROWING REPRESENTATIVES

Alfred E. Brennan - CEO and Vice Chairman

Arthur L. Herbst, Jr. - President and CFO

Julia Heap - Controller and Vice President of Finance

Erin Manning - Manager of Business Development

Ellen Kennedy - Manager of External Reporting

EXHIBIT S

NOTICE ADDRESSES, ETC.

Notice Address for Borrower:

Young Innovations, Inc.

500 N. Michigan Avenue

Suite 2204

Chicago, Illinois 60611

Attention: Arthur L. Herbst, Jr.

FAX #: 312-644-6397

Confirming Telephone #: 312-644-4137

with a courtesy copy to:

McDermott Will & Emery

227 W. Monroe St.

Chicago, IL 60606

Attention: John Tamisiea

FAX #: 312-984-3669

Confirming Telephone #: 312-984-6957

Notice Address for the following entities under any

Loan Document:

Young Acquisitions Company

Young PS Acquisitions, LLC

Young Dental Manufacturing I, LLC

Panoramic Rental Corp

Athena Technology, LLC

Young Colorado, LLC

YI Ventures, LLC

Mid-West Dental Laboratory, Inc.

Young OS LLC

Young Microbrush, LLC

Young Microbrush International, LLC

2720 Corporate Parkway LLC

SAV-A-LIFE, LLC

Each other Guarantor under the Loan Agreement

c/o Young Innovations, Inc.

500 N. Michigan Avenue

Suite 2204

Chicago, Illinois 60611

Attention: Arthur L. Herbst, Jr.

FAX #: 312-644-6397

Confirming Telephone #: 312-644-4137

with a courtesy copy to:

McDermott Will & Emery

227 W. Monroe St.

Chicago, IL 60606

Attention: John Tamisiea

FAX #: 312-984-3669

Confirming Telephone #: 312-984-6957

Applicable Lending Office for Administrative Agent and Notice Address for Administrative Agent for Advances, Conversions, Continuations, Payments, and Prepayments:

Bank of America, N.A.

901 Main Street

Mail Code TX1-492-14-14

Dallas, TX 75202-3417

Attention: Susan Maass-Thomas

FAX #: 214-290-9765

Confirming Telephone #: 214-209-1349

Notice Address for Administrative Agent for all other purposes:

Bank of America, N.A., Administrative Agent

231 S. LaSalle Street

Mail Code IL1-231-10-41

Chicago, IL 60697

Attention: Denise Jones

FAX #: 877-206-8413

Confirming Telephone #: 312-828-1846

with a copy to:

Lewis, Rice & Fingersh, L.C.

500 North Broadway, Suite 2000

St. Louis, MO 63102

Attention: Rosemarie M. Karcher, Esq.

FAX #: 314-612-7673

Confirming Telephone #: 314-444-7673

Applicable Lending Office and Notice Address for Bank of America, N.A., a Lender:

Bank of America, N.A.

231 S. LaSalle St.

Mail Code IL1-231-06-46

Chicago, IL 60697

Attention: Jonathan M. Phillips

FAX #: 312-974-0761

Confirming Telephone #: 312-828-8997

Applicable Lending Office and Notice Address for The Northern Trust Company, a Lender:

The Northern Trust Company

50 S. LaSalle St. B-2

Chicago, IL 60675

Attention: David E. Graham

FAX #: 312-444-7028

Confirming Telephone #: 312-444-3311

Applicable Lending Office and Notice Address for JPMorgan Chase Bank, N.A., a Lender:

JPMorgan Chase Bank, N.A.

111 East Busse Avenue

Mt. Prospect, IL 60056-3250

Andrew P. Salski

FAX #: 847-590-3745

Confirming Telephone #: 847-590-3702